UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 12, 2012

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On February 14, 2012, Willard W. Brittain, Jr., a member of the Board of Directors (the “Board”) of DaVita Inc. (the “Company”), notified the Board that, for personal reasons, he will not stand for re-election at the Company’s 2012 Annual Meeting of Stockholders. The Company thanks Mr. Brittain for his dedicated service to the Board and to the Company.

(c)

On February 12, 2012, the Board of Directors appointed Javier J. Rodriguez, age 41, to the position of President. He previously served as a Senior Vice President for the Company, a position he has occupied since 2006. From 2004 to 2006, Mr. Rodriguez served as the Company’s Vice President of Operations. From 2000 to 2003, Mr. Rodriguez served as the Company’s Vice President of Payor Contracting. From 1998 to 2000, Mr. Rodriguez served with the Company in various other director positions.

Mr. Rodriguez’s base salary will continue at $700,000 which has been in effect since December 8, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of DaVita Inc. dated February 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: February 16, 2012	/s/ Kim M. Rivera
Kim M. Rivera
Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of DaVita Inc. dated February 15, 2012